Exhibit 10.4

EXECUTION COPY

AMENDMENT NUMBER THREE

TO THE

UPS SAVINGS PLAN

WHEREAS, The United Parcel Service of America, Inc. (the “Company”) and its affiliated corporations maintain the UPS Savings Plan (the “Plan”) as amended and restated effective January 1, 1998; and

WHEREAS, the Board of Directors of the Company reserved the right in Section 14.1 of the Plan to amend, modify or change the Plan from time to time; and

WHEREAS, this amendment to the Plan is adopted to (1) account for certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 by providing that the automatic cash-out provisions of the Plan are limited to vested accrued benefits, the present value of which is less than $1,000, (2) allow employees of Menlo Worldwide Forwarding, Inc. to roll over as many as three outstanding Hardship Loans, and (3) revise the participation requirements to permit immediate eligibility.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors, the UPS Savings Plan is hereby further amended to reflect the following changes:

1. Section 1.36, Participation Requirement, is hereby amended, effective January 1, 2003, to revise the first sentence of such Section to read as follows:

Section 1.36 Participation Requirement – means from May 1, 2000 to December 31, 2002, a 6-month Period of Service and, before May 1, 2000, a 1-year Period of Service.

2. Section 2.1, General, is amended, effective January 1, 2003, to read as follows:

Section 2.1 General. Effective prior to January 1, 2003, each Eligible Employee will become a Participant on the Entry Date coinciding with or immediately following the date he or she has completed the Participation Requirement. Effective on or after January 1, 2003, each Eligible Employee will become a Participant on the Entry Date coinciding with or immediately following his or her completion of an Hour of Service as an Eligible Employee. However, an Eligible Employee hired before January 1, 2003 will become a Participant on January 4, 2003.

3. Section 9.2, Separation From Service, is hereby amended effective March 28, 2005 by adding the following new sentence at the end of that Section to read as follows:

Provided however, effective March 28, 2005, a lump sum payment will automatically be made to a Participant as soon as practicable, without his or her consent, if the sum of the value of his or her Account and the value of his or her account under the QSOP is less than $1,000.

4. Section 10.1(a), Hardship Loans, is hereby amended effective as of January 1, 2005 by adding the following new sentence immediately following the third sentence to read as follows:

Notwithstanding the immediately preceding sentence, Subject to Section 10.2, Participants who are employees of Menlo Worldwide Forwarding, Inc. may have up to three loans “rolled over” at the time of they become an Eligible Employee.

4. Except as otherwise provided, this amendment shall be effective as of March 28, 2005.

5. Except as amended herein, the Plan as in effect before this Amendment Number Three shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc., based upon action by its Board of Directors on this 21st day of March, 2005, has caused this Amendment No. Three to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ ALLEN HILL	/s/ MICHAEL L. ESKEW
Allen Hill Secretary	Michael L. Eskew Chairman